UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2018

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC 115 Christina Landing Drive Unit 2004 Wilmington, DE 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 543-5977

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.

Effective December 19, 2018, Teucrium Trading, LLC, the Sponsor of the Teucrium Commodity Trust, has elected to reduce the expense ratio for the Teucrium Agricultural Fund (“TAGS” or the “Fund”) from 0.48% to 0.19%. To achieve this reduction, the Sponsor will increase the amount of fees and expenses that it pays (or waives reimbursement for) on behalf of the Fund. The Sponsor plans to continue to pay fees and expenses (or waive reimbursement for such fees and expenses) in an amount necessary for the expense ratio to remain at 0.19%, although as discussed in the prospectus for the Fund, the Sponsor retains the discretion to change the amount of fees and expenses that it pays (or waives reimbursement for) at any time.

The reduction in the expense ratio from 0.48% to 0.19% is not expected to materially change the expense ratio disclosed in the prospectus, because that expense ratio was calculated based on estimated expenses for the fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: December 19, 2018	By:	/s/ Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer